 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-251498
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 23, 2021)
18,026,315 Shares of Common Stock
Class A Pre-Funded Warrants to Purchase up
to 1,973,684 Shares of Common Stock
10,947,371 Class B Pre-Funded Warrants
We are offering 18,026,315 shares of our common stock, par value $0.001 per share. In addition, in lieu of common stock, we are also offering Class A pre-funded warrants to purchase up to 1,973,684 shares of common stock (the “Class A Warrants”) to certain purchasers whose purchase of shares of common stock would otherwise result in these investors, together with their respective affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our common stock immediately following the consummation of the offering, if these investors so choose.
The Class A Warrants will be immediately exercisable and may be exercised at any time until all of the Class A Warrants are exercised in full. We are also offering 10,947,371 Class B pre-funded warrants to purchase shares of common stock (the “Class B Warrants” and, together with the Class A Warrants, the “Pre-Funded Warrants”) to certain purchasers if these investors so choose. The shares of common stock underlying the Class B Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Class B Warrants will only be exercisable into common stock upon receipt of stockholder approval of an increase in the authorized shares of our common stock, which we will first seek to obtain at an annual meeting of stockholders to be held by June 30, 2022 (the “stockholder approval”). Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol ‘‘RZLT.’’ On April 29, 2022, the last reported sale price of our common stock on Nasdaq was $3.80. We do not intend to list the Pre-Funded Warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.
Each Class A Warrant and Class B Warrant will be exercisable for one share of our common stock. The purchase price of each Class A Warrant and Class B Warrant will equal the price per share at which shares of our common stock are being sold to the public in this offering, minus the $0.001 per share exercise price of each Pre-Funded Warrant. This prospectus supplement also relates to the offering of shares of our common stock issuable upon the exercise of the Class A Warrants. This prospectus supplement does not relate to the offering of shares of common stock issuable upon the exercise of the Class B Warrants.
Concurrently with this offering of common stock and Pre-Funded Warrants, we intend to sell Class C pre-funded warrants to purchase up to 3,326,157 shares of common stock (the “Private Placement Warrants”) directly to certain of our existing stockholders in a private placement offering at the same price as the public offering price of the Pre-Funded Warrants as set forth in the table below, for aggregate gross proceeds of approximately $12.4 million, without giving effect to any commissions, which we refer to herein as our concurrent private placement offering. The Private Placement Warrants and the shares of our common stock issuable upon exercise of the Private Placement Warrants are not being registered under the Securities Act, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus but are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The closing of the concurrent private placement offering and the closing of this offering are not contingent upon each other. See “Underwriting” for more information.
Investing in our securities involves substantial risks. See “Risk Factors” beginning on page S-12, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	PER SHARE	PER CLASS A WARRANT	PER CLASS B WARRANT	TOTAL
Public offering price	$3.80	$3.799	$3.799	$129,983,818

	PER SHARE	PER CLASS A WARRANT	PER CLASS B WARRANT	TOTAL
Underwriting discounts and commissions paid by us	$0.228	$0.2279	$0.2279	$7,799,029
Proceeds to us, before expenses	$3.572	$3.5711	$3.5711	$122,184,789

(1)
See “Underwriting” for a full description of compensation payable to the underwriters in connection with this offering. Does not include proceeds or fees related to the concurrent private placement.

The underwriters expect to deliver the securities against payment on or about May 4, 2022.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Lead Bookrunning Manager
Jefferies
Passive Bookrunner
Cantor
Co-Lead Managers
Canaccord GenuityJMP Securities, A Citizens Company
Co-Manager
H.C. Wainwright & Co.
The date of this prospectus supplement is May 2, 2022

S-i

About This Prospectus Supplement
This prospectus supplement relates to the offering of our common stock and Pre-Funded Warrants. Before buying any of the common stock or Pre-Funded Warrants that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find Additional Information” in the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the terms of this offering of common stock and Pre-Funded Warrants and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, or the information contained in any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date for example, a document incorporated by reference into this prospectus supplement- the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering. We have not authorized any dealer, salesperson or other person to provide any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement or into any free writing prospectus prepared by or on our behalf or to which we have referred you. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing or incorporated by reference into this prospectus supplement and in any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering is accurate only as of the date of each such respective document. Our business, financial condition, results of operations and prospects may have changed since those dates.
The common stock and Pre-Funded Warrants offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of the common stock and Pre-Funded Warrants be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy the common stock or Pre-Funded Warrants offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Unless stated otherwise or the context otherwise requires, references in this prospectus supplement to “Rezolute,” the “Company,” “we,” “us,” or “our” refer to Rezolute, Inc. and our wholly-owned subsidiaries through which we conduct our business.

Forward-Looking Statements
This prospectus, and the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology, including, but not limited to, “believes,” “may,” “will,” “would,” “should,” “expect,” “anticipate,” “seek,” “see,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential” and the negative of these terms or comparable terms. In particular, these include, but are not limited to, statements relating to the following:
▪
our projected operating or financial results, including anticipated cash flows used in operations;

▪
our expectations regarding capital expenditures, research and development expense and other payments;

▪
our expectation that the disruptive impact of the COVID-19 pandemic (“COVID-19”) on our business and ability to obtain additional financing will be temporary;

▪
our beliefs and assumptions relating to our liquidity position, including our ability to obtain additional financing;

▪
our ability to obtain regulatory approvals for our pharmaceutical drugs and diagnostics; and

▪
our future dependence on third party manufacturers or strategic partners to manufacture any of our pharmaceutical drugs and diagnostics that receive regulatory approval, and our ability to identify strategic partners and enter into license, co-development, collaboration or similar arrangements.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” on page S-12 of this prospectus supplement, or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and in our other filings made from time to time with the SEC after the date of this prospectus.
For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.
All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
Special Note About COVID-19
We have been actively monitoring the COVID-19 situation and its impact. Our primary objectives have remained the same throughout the pandemic: to support the safety of our team members and their families and continue to support our preclinical studies and clinical trials. Currently, with respect to the operation of our facilities, we are closely adhering to applicable guidelines and orders. Essential operations in research and maintenance that occur within our facilities are continuing in accordance with the permissions granted under government ordinances. Across all our locations, we have instituted a temporary work from home policy for all office personnel who do not need to work on site to maintain productivity. We have recently allowed these employees to voluntarily return to work on site with appropriate health and safety measures.
While our financial results for the three and six months ended December 31, 2021 and the fiscal year ended June 30, 2021 were not significantly impacted by COVID-19, we cannot predict the impact of the progression of the COVID-19 pandemic on future results due to a variety of factors, including the ongoing challenges associated with the COVID-19 pandemic, including the emergence of new variants of the coronavirus, such as the Delta and Omicron variants, resurgences in number of rates of infections, the continued good health of our employees, the ability of us to maintain operations, access to healthcare facilities and patient willingness to participate in our clinical trials, any further government and/or public actions taken in response to the pandemic and ultimately the length of the pandemic. The ultimate impact of the COVID-19 pandemic on our business operations, our ability to raise capital, as well as our preclinical studies and clinical trial timeliness remains uncertain and subject to change and will depend on future developments, which cannot be accurately predicted. Any prolonged material disruption of our employees, suppliers, or manufacturing may negatively impact our consolidated financial position, results of operations and cash flows. We will continue to monitor the situation closely.

Prospectus Supplement Summary
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. For a more complete understanding of our company and this offering, you should read carefully this entire prospectus supplement, including the information incorporated by reference into this prospectus supplement, and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, including the “Risk Factors” section beginning on page S-12 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement.
We are a clinical-stage biopharmaceutical company developing transformative therapies for metabolic diseases related to chronic glucose imbalance.
Our Pipeline
Our lead clinical asset, RZ358, is an antibody therapy in Phase 2b development as a potential treatment for congenital hyperinsulinism (“HI”), an ultra-rare pediatric genetic disorder. In February 2020, we announced the initiation of the RZ358-606 Phase 2b study (“RIZE”) globally at multiple study centers. Prior to COVID-19, we had planned to complete the RIZE study by the middle of calendar year 2021. In March 2020, we paused the RIZE study as a result of the COVID-19 pandemic. As the COVID-19 pandemic began to abate in different regions, we resumed clinical activities including trial site initiations and patient enrollment in July 2021 . We reported positive topline results from the RIZE study in March 2022. These results were presented at the Pediatric Endocrine Society Meeting on May 1st, 2022.
The RIZE study was conducted primarily in a young pediatric population, average ~6.5 years of age and enrolled 23 patients across diverse genetic types. RZ358 resulted in a > 50% improvement in hypoglycemic events across all doses and approximately 75% improvement at the mid (6 mg/kg) and top (9 mg/kg) doses. Time-in-range by continuous glucose monitoring (“CGM”) improved by 8% across all doses and 16% at the top dose. Expected RZ358 concentrations were achieved and clear dose-exposure responses were observed. There were no adverse drug reactions, dose-limiting toxicities, or drug-related serious adverse events. We believe that these positive results from the RIZE study will be Phase-3 enabling and we plan to interact with the regulatory authorities in the second half of calendar year 2022. If we obtain clearance, we will initiate our Phase 3 study in the first half of calendar year 2023.
In addition, during the first half of calendar year 2020 we had positive interactions with the United States Food and Drug Administration (“FDA”) whereby we were granted Rare Pediatric Disease (“RPD”) designation for RZ358, which qualified us to receive a priority review voucher (“PRV”) upon marketing approval of the drug in congenital HI. Such a voucher could be redeemed to receive a priority review of a subsequent marketing application for any drug candidate in any disease indication.
Our second clinical asset, RZ402, is a selective and potent plasma kallikrein inhibitor (“PKI”) being developed as a potential oral therapy for the chronic treatment of diabetic macular edema (“DME”). RZ402 recently completed the Phase 1 development program. In January 2021, we dosed the first subject in the Phase 1a study, and in May 2021 we announced positive topline results whereby single dose oral administration of RZ402 resulted in plasma concentrations that substantially exceeded target pharmacologically active drug levels, demonstrating the potential for once daily dosing. RZ402 was generally safe and well-tolerated at all doses tested, without dose-limiting toxicities. In August 2021, we announced the initiation in the Phase 1b multiple-ascending dose (“MAD”) study and reported positive results in March 2022. The results further validated and supported the potential for once daily oral dosing and showed dose-dependent increases in systemic exposures, with repeat-dosing to steady-state resulting in the highest concentrations of RZ402 explored to date, exceeding 200 ng/mL and 50 ng/mL at peak and 24-hour trough, respectively. The MAD study results showed that RZ402 was generally safe and well-tolerated, including at higher doses than previously tested in the SAD study. There were no serious adverse events, adverse drug reactions or identified risks. We are advancing developmental activities toward a Phase 2a proof-of-concept study, which we plan to initiate during the second half of calendar year 2022.

RZ358
Congenital HI is an ultra-rare pediatric genetic disorder characterized by excessive production of insulin by the pancreas. If untreated, the elevated insulin levels in these patients can induce extreme hypoglycemia (low blood sugar) events, increasing the risk of neurological and developmental complications, including persistent feeding problems, learning disabilities, recurrent seizures, brain damage or even death. There are no FDA approved therapies for congenital HI, and the current standard of care treatments are suboptimal. The current treatments used by physicians includes Glucagon, Diazoxide, Somatostatin Analogues and Pancreatectomy. Each of these treatments has the following drawbacks as set forth in the graphic set below.
Our lead candidate, RZ358, is an intravenously administered human monoclonal antibody that binds to a unique site (allosteric) on the insulin receptor throughout the body, such as in the liver, fat, and muscle. The antibody modifies insulin’s binding and signaling to maintain glucose levels in a normal range, which counteracts the effects of elevated insulin in the body. Therefore, we believe that RZ358 is ideally suited as a potential therapy for conditions characterized by excessive insulin levels, and it is being developed to treat the hyperinsulinism and low blood sugar characteristic of diseases such as congenital HI. As RZ358 acts downstream from the beta cells, it has the potential to be universally effective at treating congenital HI caused by any of the underlying genetic defects.
A summary of the completed clinical studies is as follows:
Phase 1 pharmaco-kinetic studies of single intravenous doses of RZ358 at 0.1 to 9 mg/kg in healthy volunteers revealed dose-dependent pharmacokinetics with a half-life of 15 days, supporting the biweekly dosing approach. In healthy volunteers, RZ358 prevented hypoglycemia induced by insulin administration, without producing hyperglycemia. This effect showed a pharmacokinetic-pharmacodynamic (dose — response) correlation, with the hypoglycemia-blunting effects of RZ358 lasting for two weeks.

The clinical proof-of-concept of RZ358 in congenital HI was evaluated in Phase 2a studies in a total of 14 patients with congenital HI (12 years or older). The studies investigated the pharmacokinetics (PK), pharmacodynamics (PD), safety and preliminary efficacy of RZ358. RZ358 was well-tolerated in adult and pediatric patients with congenital HI who received single intravenous doses in the phase 2a studies and the PK results from the phase 2a studies were consistent with those in healthy volunteers. There was a durable dose- and disease-dependent normalization of blood sugar in patients with congenital HI who had elevated insulin levels/low blood glucose levels at baseline, with an approximate 50% improvement in hypoglycemia and near normalization of glucose control, which was sustained for more than two weeks after dosing. RZ358 did not increase blood sugar levels in patients with normal blood sugar levels at baseline. The increases in blood sugar, depended on and correlated with disease severity and RZ358 concentrations, making RZ358 uniquely suited as a potential therapy for congenital HI, a disease with known heterogeneity and variability.
The Phase 2b (RZ358-606) trial, “RIZE” study, was conducted in a repeat-dose fashion to evaluate the safety, pharmacokinetics, dose-exposure response relationship and to assess the glycemic efficacy across a range of CGM and BGM-based principle glycemic endpoints to inform Phase 3. In the study, eligible patients received RZ358 in open-label fashion in one of 4, sequentially conducted dosing cohorts of up to 8 participants per cohort. RZ358 was administered as a 30 min IV infusion every other week for an 8-week treatment exposure period. The first 3 cohorts were fixed dosing levels of RZ358, the anticipated dosing regimen. The 4th cohort was an optional cohort which was designed to explore whether there were any advantages of a fixed titration approach, should the first 3 cohorts indicate a need to do so.
The RIZE study enrolled 23 patients and was primarily in a young pediatric population, average ~6.5 years of age and in a diverse group of patients across gender and genetics. A key entry criterion was for patients to have substantial hypoglycemia to be eligible for enrollment. We observed that patients enrolled on stable background therapies had clinically-significant, and in many cases, substantial residual hypoglycemia and also, some hyperglycemia (> 180 mg/dL) at baseline.
Results from the RIZE study showed that target and expected RZ358 concentrations were achieved and dose-exposure dependent responses were also observed. RZ358 was generally safe and well-tolerated and there were no adverse drug reactions, adverse events leading to study discontinuations, or dose-limiting toxicities. Importantly, RZ358 demonstrated a ~50% improvement in hypoglycemia across all doses and cohorts and a ~75% improvement in hypoglycemia at the 6 mg/kg and 9 mg/kg cohorts. Time in range by CGM improved 8% across all doses, 16% at the top dose, and more significantly (>25%) in patients without baseline hyperglycemia on SOC.
RZ402
DME is a vascular complication of diabetes and a leading cause of blindness in the U.S. and elsewhere. Chronic exposure to high blood sugar levels can lead to inflammation, cell damage, and the breakdown of blood vessel walls. Specifically, in DME, blood vessels behind the back of the eye become porous and permeable leading to the unwanted infiltration of fluid into the macula. This fluid leakage creates distorted vision and if left untreated, could result in blindness.
Currently available treatments for DME involve frequent burdensome anti-vascular growth factor (anti- VEGF) injections into the eye or invasive laser surgery. RZ402 is designed to be a once daily oral therapy for the treatment of DME. Unlike the anti-VEGF therapies, RZ402 targets the Kallikrein — Kinin System in order to address inflammation and vascular leakage. We believe that systemic exposure through oral delivery is critical to target the microvasculature behind the back of the eye. Further, as an oral therapy, RZ402 has the potential to substantially change the therapeutic paradigm for patients suffering with DME by providing a convenient, self-administered treatment option to encourage patients to initiate therapy sooner, adhere to prescribed treatment guidelines, and improve overall outcomes.
In our modeling of RZ402 low nanomolar potency was exhibited in rodent DME models.
Results from the Phase 1a Single-Ascending Dose (SAD) Study (RZ402-101) were reported in May 2021. RZ402-101 was a first-in-human single-center, randomized, double-blind, placebo-controlled SAD study in healthy adult volunteers. The study objectives were to characterize the safety profile and pharmacokinetics of RZ402 administered as single oral doses. The study enrolled 30 subjects in three planned sequential dose- level cohorts of 25 mg, 100 mg, and 250 mg. Within each ten-subject dose cohort, subjects were randomized 8:2 to receive either RZ402 oral solution or matched placebo. After receiving single doses, participants remained in the clinic for seven days for serial pharmacokinetic and safety assessments, before completing two outpatient follow-up visits at study days 14 and 30. Dose advancement proceeded following blinded reviews of safety and pharmacokinetic data from the preceding cohort(s).
Single doses of RZ402 resulted in dose-dependent increases in systemic exposure. Plasma concentrations of RZ402 significantly exceeded the 3.5 ng/mL target concentration that was pharmacologically active in animal models of DME for a 24-hour period after receipt of RZ402. Across the dose and exposure range, there were no serious adverse events, adverse drug reactions, or discontinuations due to adverse events, and no imbalance of adverse events between the treatment and placebo control groups. Similarly, regular laboratory, hemodynamic, cardiac, and ophthalmologic safety examinations were unremarkable.
Results from the Phase 1b Multiple-Ascending Dose (MAD) Study (RZ402-102) were reported in February 2022. RZ402-102 was a single- center, randomized, double-blind, placebo-controlled, in healthy adult volunteers. The objectives of the study were to characterize the repeat-dose safety profile (including maximum tolerated dose) and pharmacokinetics of RZ402 administered as daily oral doses for two weeks. The study was conducted in 40 subjects in sequential ascending dose-level cohorts comprising ten subjects per cohort. Within each dose cohort, subjects were randomized in an 8:2 ratio to receive either RZ402 oral solution or matched placebo. Participants remained in-clinic throughout the two-week dosing period for serial pharmacokinetic and safety assessments, before completing an outpatient follow-up visit at study day 28. Blood biomarkers of target engagement (kallikrein activity) were explored as a systemic surrogate for DME, using a precedent from studies of kallikrein inhibitors in a systemic vascular leakage syndrome (hereditary angioedema). Dose advancement proceeded in staggered fashion every three weeks as appropriate, following blinded reviews of data from the preceding cohort(s).
MAD study showed dose-dependent increases in systemic exposures, with repeat-dosing to steady-state resulting in the highest concentrations of RZ402 explored to date, exceeding 200 ng/mL and 50 ng/mL at peak and 24-hour trough, respectively. Following the precedent established in systemic deliveries of PKIs in vascular diseases such as hereditary angioedema, steady-state plasma kallikrein activity in human plasma was measured on Day 14 as a biomarker of RZ402 target engagement. Daily dosing with RZ402 inhibited plasma kallikrein in a dose and concentration-dependent manner (r=0.74; p < 0.001). Given that the in-vivo EC90 for RZ402 in animal models of DME is ~6 ng/mL, the results at both peak and 24-hour trough substantially exceeded target concentrations based on a combination of in-vitro and in-vivo profiling. RZ402 was generally safe and well-tolerated, including at higher doses than previously tested in the SAD study. There were no serious adverse events, adverse drug reactions or identified risks.
Competition
We face competition from pharmaceutical and biotechnology companies, academic institutions, governmental agencies, and private research organizations in recruiting and retaining highly qualified scientific personnel and consultants and in the development and acquisition of technologies.
There are a handful of companies developing therapies for congenital HI that are potential competitors to RZ358. Crinetics Pharmaceuticals Inc. is one such company.
There are a handful of companies developing oral therapies for DME that are potential competitors to the PKI therapy, KalVista Pharmaceuticals being one such company.
Government Regulation
Regulation by governmental authorities in the U.S. and other countries is a significant factor in the development, manufacture and marketing of pharmaceutical products. All of our potential products will require regulatory approval by governmental agencies prior to commercialization. In particular, pharmaceutical therapies are subject to rigorous preclinical testing and clinical trials and other pre-market approval requirements by the FDA and regulatory authorities in foreign countries. Various federal, state and foreign statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of such products.
We are also subject to various federal, state, and local laws, regulations and recommendations relating to safe working conditions; laboratory and manufacturing practices; the experimental use of animals; and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research, development and manufacturing.
Employees
As of March 31, 2022, we had 39 full-time employees, of which 28 employees were engaged in research and development, manufacturing, clinical operations and quality activities and 11 employees in general administrative functions. Of the 39 employees, all were located in the United States. We have a number of employees who hold advanced degrees, such as a Ph.D. degrees. None of our employees are covered by a collective bargaining agreement, and we have experienced no work stoppages nor are we aware of any employment circumstances that are likely to disrupt work at any of our facilities. As part of our measures to attract and retain personnel, we provide a number of benefits to our full-time employees, including health insurance, life insurance, retirement plans, paid holiday and vacation time. We believe that we maintain good relations with our employees.
Corporate Information
We were incorporated in Delaware in 2010 and we re-incorporated in Nevada in June 2021. We maintain an executive office located at 201 Redwood Shores Parkway, Suite 315, Redwood City, CA 94065 and our phone number is (650) 206-4507. Our website address is www.rezolutebio.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into this document.

The Offering
Common stock offered by us:
18,026,315 shares.
Class A Warrants we are offering:
We are also offering, in lieu of common stock, Class A Warrants to purchase 1,973,684 shares of common stock to certain investors whose purchase of shares of common stock in this offering would otherwise result in these investors, together with their respective affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our common stock immediately following the consummation of the offering, if these investors so choose. Each Class A Warrant will be exercisable for one share of our common stock. The purchase price of each Class A Warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus the $0.001 per share exercise price of each such Class A Warrant. Each Class A Warrant will be exercisable from the date of issuance. See “Description of Securities” on page S-18 for additional information. This prospectus supplement also relates to the offering of shares of common stock issuable upon the exercise of such Class A Warrants.
Class B Warrants we are offering:
We are also offering, in lieu of common stock, Class B Warrants to purchase 10,947,371 shares of common stock to certain investors. Each Class B Warrant will be exercisable for one share of our common stock. The Class B Warrants will only be exercisable into common stock upon receipt of stockholder approval of an increase in our authorized shares of common stock, which we will seek to obtain at our annual meeting of stockholders to be held by June 30, 2022. The purchase price of each Class B Warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus the $0.001 per share exercise price of each such Class B Warrant. See “Description of Securities” on page S-18 for additional information. This prospectus supplement does not relate to the offering of shares of common stock issuable upon the exercise of such Class B Warrants.
Concurrent private placement offering:
Concurrently with this offering of common stock and Pre-Funded Warrants, we intend to sell Private Placement Warrants to purchase up to 3,263,157 shares of common stock directly to certain of our existing shareholders in a private placement offering at the same price as the public offering price per Pre-Funded Warrant, for aggregate gross proceeds of approximately $12.4 million, without giving effect to any commissions. The Private Placement Warrants and the shares of our common stock issuable upon exercise of the Private Placement Warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus but are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The closing of the concurrent private placement offering and the closing of this offering are not contingent upon each other.

Common stock to be outstanding following this offering and the concurrent private placement exclusive of shares underlying Class A Warrants:
33,582,831 shares.
Use of Proceeds:
Net proceeds from the offering and the concurrent private placement will be used to fund the continued activities for development of RZ358 for Congenital Hyperinsulinism and RZ402 for Diabetic Macular Edema and other pipeline development, and for working capital, and general corporate purposes. We can offer no assurance that the concurrent private placement offering will close, and if it does not close, the amount of our net proceeds will be limited to the net proceeds from this offering. See “Use of Proceeds” on page S-15 of this prospectus supplement.
Risk Factors:
Investing in our securities involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our securities.
Nasdaq trading symbol:
Our common shares are listed on Nasdaq under the symbol “RZLT”. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.
Unless otherwise indicated, the number of shares of common stock to be outstanding after this offering and the concurrent private placement offering is based on 15,556,516 shares of common stock outstanding as of December 31, 2021. The number of shares of common stock outstanding after this offering excludes:
▪
1,307,286 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2021, at a weighted average exercise price of $15.43 per share, of which stock options to purchase 541,219 shares of common stock were then exercisable;

▪
403,514 shares of our common stock reserved for future grants of stock options (or other similar equity instruments) under our equity incentive plans as of December 31, 2021;

▪
1,187,400 shares of our common stock reserved for issuance upon exercise of outstanding warrants outstanding as of December 31, 2021, at a weighted average exercise price of $25.97 per share;

▪
1,661,461 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants, at a weighted average exercise price of $0.01;

▪
1,973,684 shares of our common stock issuable upon the exercise of Class A Warrants offered in this offering;

▪
10,947,371 shares of our common stock issuable upon the exercise of Class B Warrants offered in this offering assuming receipt of stockholder approval of an increase in the authorized shares of our common stock; and

▪
3,263,157 shares of our common stock issuable upon the exercise of the Private Placement Warrants offered in the concurrent private placement offering.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of Pre-Funded Warrants offered in this offering and no exercise of the Private Placement Warrants.

Risk Factors
Investing in our securities involves significant risks. Please see the risk factors below and the additional risk factors set forth under the heading “Risk Factors” in Item 1A. of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2021, which is on file with the SEC and is incorporated by reference in this prospectus. These risks may be revised or supplemented in future filings of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, which is also incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.
Risks Related to this Offering, the Concurrent Private Placement Offering and Our Common Stock
Since we have broad discretion in how we use the proceeds from this offering and the concurrent private placement, we may use the proceeds in ways with which you disagree.
We can offer no assurance that the concurrent private placement offering will close, and if it does not close, the amount of our net proceeds will be limited to the net proceeds from this offering. While the concurrent private placement offering is not contingent upon this offering, we have not allocated the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering and the concurrent private placement, including for any of the purposes described in the section titled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with or ways which are likely to increase the value of your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company or your investment. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
There is a limited market for our securities, which may make it more difficult to dispose of our securities and we may fail to sustain trading on Nasdaq, which could make it more difficult for investors to sell their shares.
Our common stock is traded on Nasdaq, under the symbol “RZLT,” and, to date, has traded on a limited basis. In the event we fail to sustain trading on Nasdaq, our common stock could be quoted only on the OTC Markets. Under such circumstances, you may find it significantly more difficult to trade, or to obtain accurate quotations for our common stock and our common stock may become substantially less attractive to certain purchasers, such as financial institutions, hedge funds, and other similar investors.
A more active market for our common stock may never develop, and we are under no obligation to seek out a more active market for our common stock.
If you purchase our securities in this offering, you may incur immediate and substantial dilution in the book value of your shares. You will also experience further dilution if we issue additional equity or equity-linked securities in the future.
The public offering price of the securities offered pursuant to this prospectus supplement may be substantially higher than the net tangible book value per share of our common stock immediately prior to the offering. After giving effect to the sale of 18,026,315 shares of our common stock in this offering at the public offering price of $3.80 per share, including 1,973,684 Class A Warrant shares subject to a price per Class A Warrant of $3.799, 10,947,371 Class B Warrant shares subject to a price per Class B Warrant of $3.799, and 3,263,157 Private Placement Warrant shares subject to a price per Private Placement Warrant of $3.799 in the concurrent private placement offering and after deducting the underwriting discounts and commissions, placement agent commissions and estimated offering expenses payable by us, purchasers of our common stock in this offering and the concurrent private placement offering will incur immediate dilution of $0.10 per share in the net tangible book value of the common stock they acquire.
If we issue additional shares of common stock (including pursuant to the exercise of outstanding stock options or warrants), or securities convertible into or exchangeable or exercisable for shares of common stock, our shareholders, including investors who purchase shares of common stock in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders.
Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We, our directors, our executive officers and certain of our significant shareholders have agreed not to sell, dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through and including the date 90 days after the date of this prospectus supplement, subject to certain exceptions. The underwriters may, in their discretion, release the restrictions on any such shares at any time without notice. See “Underwriting.” We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.
If the price of our common stock fluctuates significantly, your investment could lose value.
Our common stock is traded on Nasdaq, under the symbol “RZLT,” and, to date, has traded on a limited basis. We cannot assure you that an active public market will continue for our common stock. If an active public market for our common stock does not continue, the trading price and liquidity of our common stock will be materially and adversely affected. If there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including, but not limited to:
▪
our quarterly or annual operating results;

▪
additions or departures of key or qualified personnel;

▪
failure to adequately protect our intellectual property;

▪
costs associated with defending claims, including intellectual property infringement claims and related judgments or settlements;

▪
changes in governmental or other regulations affecting our business; and

▪
our compliance with governmental or other regulations affecting our business.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes may not be possible to predict and often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.
Proposed legislation in the U.S. Congress, including changes in U.S. tax law, may adversely impact the Company and the value of shares of our common stock and Pre-Funded Warrants.
Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or holders of our common stock and Pre-Funded Warrants. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.
The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact the Company’s financial performance and the value of shares of our common stock and Pre-Funded Warrants. In particular, new proposed legislation known as the “Build Back Better Act” is under consideration within both houses of U.S. Congress. The proposed legislation includes, without limitation, new corporate minimum income taxes. If enacted, most of the proposals would be effective for 2022 or later years. The proposed legislation remains subject to change, and its impact on the Company and purchasers of our common stock and Pre-Funded Warrants is uncertain.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.
At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.
This offering is not conditioned on the consummation of any other financing, including the concurrent private placement offering.
Neither the completion of this offering nor the concurrent private placement offering is contingent on the completion of the other, so it is possible that this offering occurs and the concurrent private placement offering does not occur, and vice versa. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent private placement offering. We cannot assure you that the concurrent private placement offering will be completed on the terms described herein, or at all.
Risks Related to Investing in the Pre-Funded Warrants
The Class B Warrants may never be exercisable if stockholder approval of an increase in authorized shares is never obtained.
The Class B Warrants will only be exercisable into common stock upon receipt of stockholder approval of an increase in the authorized shares of our common stock, which we will first seek to obtain at an annual meeting of stockholders to be held by June 30, 2022. We can offer no assurance that we will ever be able to obtain stockholder approval and, if so, the Class B Warrants will be worthless.
If we are unable to obtain stockholder approval for the Class B Warrants, we are required to pay liquidated damages
As soon as practicable following the closing, the Company will hold an annual meeting of stockholders for the purpose of obtaining stockholder approval of an increase in authorized shares. The Company shall use its best efforts to hold the stockholder meeting no later than June 30, 2022, obtain stockholder approval and cause the Board of Directors of the Company to recommend to the stockholders that they approve such matter. If stockholder approval is not effected on or prior to June 30, 2022, the Company shall cause an additional stockholder meeting to be held every three months thereafter until such stockholder approval is obtained.
If we do not obtain stockholder approval by June 30, 2022, we are required to pay liquidated damages of 2.0% of the aggregate purchase price paid by each holder of Class B Warrants. For any subsequent failure to obtain stockholder approval, we are required to pay an additional 2.0% as liquidated damages.
There is no public market for the Pre-Funded Warrants being offered in this offering.
There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of these warrants will be limited.
Holders of Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.
Until holders of the Pre-Funded Warrants acquire shares of our common stock upon exercise of such warrants, the holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise.

Use of Proceeds
We estimate that the net proceeds of this offering and the concurrent private placement offering will be approximately $121.9 million, after deducting underwriting discounts and commissions and estimated offering expenses. We will receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants. In addition, we can offer no assurance that the concurrent private placement offering will close, and if it does not close, the amount of our net proceeds will be limited to the net proceeds from this offering, which will be approximately $110.5 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering and the concurrent private placement offering to fund the continued activities for development of RZ358 for Congenital Hyperinsulinism and RZ402 for Diabetic Macular Edema and other pipeline development, and for working capital and general corporate purposes. We may also use a portion of the net proceeds from this offering and the concurrent private placement offering for the acquisition of, or investment in, technologies, intellectual property or businesses that complement our business, although we have no present commitments or agreements to this effect.
Based on our planned use of the net proceeds of this offering and the concurrent private placement offering, we estimate such funds, together with our existing cash and cash equivalents, will be sufficient for us to fund our operating expenses and capital expenditures into 2025.
The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion over the uses of the net proceeds in this offering and the concurrent private placement offering and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Dilution
If you invest in our securities in this offering, you will experience dilution to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering and the concurrent private placement offering.
As of December 31, 2021, our net tangible book value was approximately $62.3 million, or $4.00 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2021. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock and Pre-Funded Warrants in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of 18,026,315 shares of our common stock at the public offering price of $3.80 per share of common stock, the sale of 1,973,684 Class A Warrants in this offering at an offering price of $3.799 per Class A Warrant (which equals the public offering price per share of the common stock less the $0.001 per share exercise price of the Class A Warrants) (and including shares of common stock issued and proceeds received upon exercise of the Class A), the sale of 10,947,371 Class B Warrants in this offering at an offering price of $3.799 per Class B Warrant (which equals the public offering price per share of the common stock less the $0.001 per share exercise price of the Class B Warrants) (and including shares of common stock issued and any proceeds received upon exercise of the Class B Warrants), and the sale of 3,263,157 Private Placement Warrants in the concurrent private placement offering, and after deducting underwriting discounts and commissions, placement agent commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2021 would have been approximately $184.2 million, or $3.70 per share. This represents an immediate decrease in net tangible book value of $0.30 per share to existing shareholders and immediate dilution of $0.10 per share to investors purchasing our common stock, Pre-Funded Warrants in this offering at the public offering price per share of common stock of $3.799 and Private Placement Warrants in the private placement offering at the offering price of $3.799. The following table illustrates this dilution on a per share basis as of December 31, 2021:
Public offering price per share		$3.80
Net tangible book value per share as of December 31, 2021	$4.00
Decrease in net tangible book value per share attributable to investors purchasing our common stock, Class A Warrants and Class B Warrants in this offering and Private Placement Warrants in the concurrent private placement offering	$0.30
As adjusted net tangible book value per share after this offering		$3.70
Dilution per share to investors purchasing our common stock, Class A Warrants and Class B Warrants in this offering and Private Placement Warrants in the concurrent private placement offering		$0.10

The number of shares of common stock shown above to be outstanding after this offering and the concurrent private placement offering is based on 15,556,516 shares of common stock outstanding as of December 31, 2021. The following shares are excluded:
▪
1,307,286 shares of common stock issuable upon the exercise of options outstanding as of December 31, 2021, with a weighted average exercise price of $15.43 per share; of which stock options to purchase 541,219 shares of common stock were then exercisable;

▪
403,514 shares of common stock reserved for future grants of stock options (or other similar equity instruments) under our equity incentive plans as of December 31, 2021;

▪
1,187,400 shares of common stock issuable upon the exercise of warrants outstanding as of December 31, 2021, at a weighted average exercise price of $25.97 per share; and

▪
1,661,461 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants, at a weighted average exercise price of $0.01.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of Pre-Funded Warrants offered in this offering and no exercise of the Private Placement Warrants.

Description of SECURITIES
Class A Pre-Funded Warrants
In this offering, we are offering Class A Warrants to purchase 1,973,684 shares of our common stock. The following description is subject in all respects to the provisions contained in the form of Class A Warrant. You should review a copy of the form of Class A Warrant, which will be filed as an exhibit to our Current Report on Form 8-K being filed with the SEC in connection with this offering, for a complete description of the terms and conditions of the Class A Warrants.
The Class A Warrants will be issued as individual warrant agreements with the holders. The Class A Warrants are exercisable at any time after their original issuance at an exercise price of $0.001 per share. The Class A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the Class A Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Class A Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Class A Warrant. In lieu of issuing fractional shares, we will pay the holder an amount in cash equal to the fair market value of any fractional share, calculated based on the trading price of our common stock.
The exercise price per whole share of our common stock purchasable upon the exercise of the Class A Warrants is $0.001 per share of common stock. The exercise price of the Class A Warrants is subject to adjustment from time to time in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions for no consideration of assets, including cash, stock or other property, to all of our stockholders.
A holder will not have the right to exercise any portion of the Class A Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such ownership percentage limit to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. We do not plan on applying to list the Class A Warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.
Subject to applicable laws, the Class A Warrants may be offered for sale, sold, transferred or assigned without our consent.
In the event of a fundamental transaction, as defined in the Class A Warrants and generally including, without limitation, any reclassification of our common stock into other securities, cash or property, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition by any person or group, whether in a tender offer, exchange offer, stock purchase agreement, or other business combination, of more than 50% of the voting power of our capital stock, the holders of the Class A Warrants will be entitled to receive upon exercise of the Class A Warrants the same amount and kind of securities, cash or other property that the holders would have received had they exercised the Class A Warrants immediately prior to such fundamental transaction.
Except as otherwise provided in the Class A Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Class A Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Class A Warrant.
Class B Pre-Funded Warrants
In this offering, we are offering Class B Warrants to purchase 10,947,371 shares of our common stock. The following description is subject in all respects to the provisions contained in the form of Class B Warrant. You should review a copy of the form of Class B Warrant, which will be filed as an exhibit to our Current Report on Form 8-K being filed with the SEC in connection with this offering, for a complete description of the terms and conditions of the Class B Warrants.

The Class B Warrants will be issued as individual warrant agreements with the holders. The Class B Warrants are exercisable at any time after their issuance, subject to stockholder approval of an increase in authorized shares of our common stock, at an exercise price of $0.001 per share.
As soon as practicable following the closing, we will hold an annual or special meeting of stockholders for the purpose of obtaining stockholder approval of an increase in authorized shares. We will use our best efforts to hold the stockholder meeting no later than June 30, 2022, obtain stockholder approval and cause our Board of Directors to recommend to our stockholders that they approve such proposal. If stockholder approval is not obtained on or prior to June 30, 2022, we will cause an additional stockholder meeting to be held every three months thereafter until such stockholder approval is obtained.
If we do not obtain stockholder approval by June 30, 2022, we are required to pay liquidated damages of 2.0% of the aggregate purchase price paid by each holder of Class B Warrants. For any subsequent failure to obtain stockholder approval, we are required to pay an additional 2.0% as liquidated damages.
After the increase in authorized shares is effected, the Class B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the Class B Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Class B Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Class B Warrant. In lieu of issuing fractional shares, we will pay the holder an amount in cash equal to the fair market value of any fractional share, calculated based on the trading price of our common stock.
The exercise price per whole share of our common stock purchasable upon the exercise of the Class B Warrants is $0.001 per share of common stock. The exercise price of the Class B Warrants is subject to adjustment from time to time in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions for no consideration of assets, including cash, stock or other property, to all of our stockholders.
A holder will not have the right to exercise any portion of the Class B Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such ownership percentage limit to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. We do not plan on applying to list the Class B Warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.
Subject to applicable laws, the Class B Warrants may be offered for sale, sold, transferred or assigned without our consent.
In the event of a fundamental transaction, as defined in the Class B Warrants and generally including, without limitation, any reclassification of our common stock into other securities, cash or property, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition by any person or group, whether in a tender offer, exchange offer, stock purchase agreement, or other business combination, of more than 50% of the voting power of our capital stock, the holders of the Class B Warrants will be entitled to receive upon exercise of the Class B Warrants the same amount and kind of securities, cash or other property that the holders would have received had they exercised the Class B Warrants immediately prior to such fundamental transaction.
Except as otherwise provided in the Class B Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Class B Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Class B Warrant.
We have agreed to file a registration statement covering of the resale of the Class B Warrants within two days following the date on which we receive stockholder approval of an increase in the authorized shares of our common stock. We must use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable following the filing and to keep such registration statement effective at all times until the holder no longer owns any shares of common stock underlying the Class B Warrants.
Private Placement Warrants
The Private Placement Warrants have terms and provisions that are identical to those of the Class B Warrants being sold in this offering, except that the Private Placement Warrants and the shares of our common stock issuable upon exercise of the Private Placement Warrants are not being registered under the Securities Act, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus but are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder in the concurrent private placement offering.

MATERIAL U.S. TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK AND PRE-FUNDED
WARRANTS
The following is a discussion of material U.S. federal income and estate tax considerations relating to the ownership and disposition of our common stock and the Class A Warrants and the Class B Warrants (each of the Class A Warrants and the Class B Warrants are referred to herein as the “Pre-Funded Warrants”) by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our common stock or Pre-Funded Warrants that is not, for U.S. federal income tax purposes:
▪
an individual who is a citizen or resident of the United States;

▪
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

▪
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

▪
a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S.person.

This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons who hold their shares of our common stock or pre-funded warrants through partnerships or such other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock or Pre-Funded Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock or Pre-Funded Warrants through a partnership or other pass-through entity, as applicable.
This discussion is based on current provisions of the Internal Revenue Code of 1986, or the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. There can be no assurance that the Internal Revenue Service, (the “IRS”), will not challenge one or more of the tax consequences described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.
We assume in this discussion that each non-U.S. holder holds shares of our common stock or Pre-Funded Warrants as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes, the alternative minimum tax, or the Medicare tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:
▪
financial institutions;

▪
brokers or dealers in securities;

▪
tax-exempt organizations;

▪
pension plans, including “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

▪
persons deemed to sell our common stock or Pre-Funded Warrants under the constructive sale provisions of the Code;

▪
owners that hold our common stock or Pre-Funded Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment or who have elected to mark securities to market;

▪
insurance companies;

▪
controlled foreign corporations and passive foreign investment companies;

▪
corporations organized outside the U.S., any state thereof or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes;

▪
non-U.S. governments; and

▪
certain U.S. expatriates and former long-term residents of the U.S.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT, AND IS NOT INTENDED TO BE, LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS.
Treatment of Pre-Funded Warrants
Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, upon exercise, the holding period of a share of common stock received upon exercise of a prefunded warrant should generally include the holding period of such pre-funded warrant. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise increased by the exercise price of $0.001. However, such characterization is not binding on the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire a share of common stock. Because the Class B Warrants are not exercisable unless and until our stockholders approve an increase in the number of authorized shares of common stock to be issued upon exercise, and such approval may never be obtained, there is an increased risk that the IRS may treat the Class B Warrants as warrants for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of a pre-funded warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.
If we do not obtain stockholder approval of an increase in the number of authorized shares of our common stock to be issued upon the exercise of the Class B Warrants by June 30, 2022, we are required to pay liquidated damages of 2.0% of the aggregate purchase price paid by each holder of Class B Warrants. For any subsequent failure to obtain stockholder approval, we are required to pay an additional 2.0% as liquidated damages. The tax treatment of any such payment of liquidated damages is not entirely free from doubt because there are no authorities that directly address the treatment of such a payment. We intend to treat any such payment of liquidated damages as ordinary income to the holders of Class B Warrants. Subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “FATCA”, such ordinary income paid to a non-U.S. holder should not be subject to U.S. federal income or withholding tax unless such ordinary income is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, and, if an applicable income tax treaty so provides, the income is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States.
Distributions
If we make distributions in respect of our common stock or Pre-Funded Warrants, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to the holder’s tax basis in the common stock or Pre-Funded Warrants (and will reduce the non-U.S. holder’s basis in the common stock or Pre-Funded Warrants). Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock or Pre-Funded Warrants.” Any distributions will also be subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “FATCA.”
Except as described below, dividends paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. A non-U.S. holder of our common stock or Pre-Funded Warrants who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including the provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock or Pre-Funded Warrants
A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon such non-U.S. holder’s sale, exchange or other disposition of our common stock or Pre-Funded Warrants unless:
▪
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder generally will be taxed on a net income basis at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code), and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above under the heading “Distributions” may also apply;

▪
the non-U.S. holder is a non-resident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any; or

▪
we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Special rules may apply to a holder of a pre-funded warrant. Non-U.S. holders should consult their own tax advisors regarding the application of these rules to Pre-Funded Warrants. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above.

U.S. Federal Estate Tax
Shares of our common stock or Pre-Funded Warrants that are owned or treated as owned by an individual who is a non-U.S. holder (as specially defined for U.S. federal estate tax purposes) at the time of death are considered U.S. situs assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock or Pre-Funded Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock or Pre-Funded Warrants. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8), or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions,” will generally be exempt from U.S. backup withholding.
Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock or Pre-Funded Warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock or Pre-Funded Warrants if paid to a foreign entity unless (1) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (2) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (3) the foreign entity is otherwise excepted under FATCA.
Withholding under FATCA generally applies to payments of dividends on our common stock or Pre-Funded Warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock or Pre-Funded Warrants, withholding on payments of gross proceeds is not required under proposed U.S. Treasury Regulations. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.
If withholding under FATCA is required on any payment related to our common stock or Pre-Funded Warrants, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or Pre-Funded Warrants and the entities through which they hold our common stock or Pre-Funded Warrants.

The preceding discussion of material U.S. federal tax considerations is for informational purposes only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or pre-funded warrants, including the consequences of any proposed changes in applicable laws.

Underwriting
Subject to the terms and conditions set forth in the underwriting agreement, dated May 1, 2022, between us and Jefferies LLC as the representative of the underwriters named below and the book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock, Pre-Funded Warrants shown opposite its name below:
Underwriters	Number of Shares	Number of Class A Warrants	Number of Class B Warrants
Jefferies LLC	10,815,789	1,184,210	6,568,423
Cantor Fitzgerald & Co.	2,703,947	296,053	1,642,106
Canaccord Genuity LLC	1,622,368	177,632	985,263
JMP Securities LLC	1,622,368	177,632	985,263
H.C. Wainwright & Co.	1,261,843	138,157	766,316
Total	18,026,315	1,973,684	10,947,371

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock, and Pre-Funded Warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the shares of common stock, and Pre-Funded Warrants subject to their acceptance of the shares of common stock, and Pre-Funded Warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriters have advised us that they propose to offer the shares of common stock, and Pre-Funded Warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.1368 per share of common stock and $0.1368 per Class A Warrant and Class B Warrant. After the offering, the public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.
	PER SHARE	PER CLASS A WARRANT	PER CLASS B WARRANT	TOTAL
Public offering price	$3.80	$3.799	$3.799	$129,983,818
Underwriting discounts and commissions paid by us	$0.228	$0.2279	$0.2279	$7,799,029
Proceeds to us, before expenses	$3.572	$3.5711	$3.5711	$122,184,789
We are offering to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock following the consummation of this offering, the opportunity to purchase, in lieu of the shares of our common stock that would result in ownership in excess of 9.99%, Pre-Funded Warrants to purchase such excess shares of our common stock. Each pre-funded warrant has an exercise price of $0.001. The purchase price for each such pre-funded warrant equals the per share public offering price for the common stock in this offering less the $0.001 per share exercise price of each such Class A Warrant.
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $300,000. We have also agreed to reimburse the underwriters for certain of their expenses.
Listing
Our common stock is listed on The Nasdaq Capital Market under the trading symbol “RZLT”. There is no established public trading market for the Class A Warrants or Class B Warrants, and we do not expect a market to develop. We do not intend to list the Class A Warrants or Class B Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.
No Sales of Similar Securities
We, our executive officers and directors, and certain of our stockholders have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
▪
offer, pledge, sell or contract to sell any common stock or any securities convertible into or exercisable or exchangeable for shares of common stock (“common stock securities”);

▪
sell any option or contract to purchase any common stock securities;

▪
purchase any option or contract to sell any common stock securities;

▪
grant any option, right or warrant to purchase of any common stock securities;

▪
otherwise dispose of or transfer any common stock securities;

▪
request or demand that we file a registration statement related to the common stock securities;

▪
enter into any swap or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise;

▪
effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding shares of common stock; or

▪
publicly disclose the intention to do any of the foregoing.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement.
Stabilization
The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Disclaimers About Non-U.S. Jurisdictions
Australia
This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:
You confirm and warrant that you are either:
▪
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

▪
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

▪
a person associated with the company under Section 708(12) of the Corporations Act; or

▪
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.
You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
Canada
(A)
Resale Restrictions

The distribution of shares of common stock, Class A Warrants or Class B Warrants in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares of our common stock, Class A Warrants or Class B Warrants in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares of common stock.

(B)
Representations of Canadian Purchasers

By purchasing shares of our common stock, or Pre-Funded Warrants in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
▪
the purchaser is entitled under applicable provincial securities laws to purchase the shares of our common stock, or Pre-Funded Warrants without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 —  Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

▪
the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

▪
where required by law, the purchaser is purchasing as principal and not as agent, and

▪
the purchaser has reviewed the text above under Resale Restrictions.

(C)
Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
(D)
Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
(E)
Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
(F)
Taxation and Eligibility for Investment

Canadian purchasers of shares of common stock, or Pre-Funded Warrants should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of our common stock, or Pre-Funded Warrants in their particular circumstances and about the eligibility of the shares of our common stock, or Pre-Funded Warrants for investment by the purchaser under relevant Canadian legislation.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares, or Pre-Funded Warrants have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares, or Pre-Funded Warrants may be offered to the public in that Relevant State at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares, or Pre-Funded Warrants shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares, or Pre-Funded Warrants in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares, or Pre-Funded Warrants to be offered so as to enable an investor to decide to purchase or subscribe for any shares, or Pre-Funded Warrants, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Hong Kong
No shares of our common stock, or Pre-Funded Warrants have been offered or sold, and no shares of our common stock, or Pre-Funded Warrants may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the shares of our common stock, or Pre-Funded Warrants has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to shares of our common stock, or Pre-Funded Warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the shares of our common stock, or Pre-Funded Warrants may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the shares of our common stock, or Pre-Funded Warrants will be required, and is deemed by the acquisition of the shares of our common stock, or Pre-Funded Warrants, to confirm that he is aware of the restriction on offers of the shares of our common stock, or Pre-Funded Warrants described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any shares of our common stock, or Pre-Funded Warrants in circumstances that contravene any such restrictions.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of shares, or Pre-Funded Warrants is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock, or Pre-Funded Warrants may not be circulated or distributed, nor may the common stock, or Pre-Funded Warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of our common stock, or Pre-Funded Warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
▪
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

▪
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock, or Pre-Funded Warrants pursuant to an offer made under Section 275 of the SFA except:
▪
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

▪
where no consideration is or will be given for the transfer;

▪
where the transfer is by operation of law;

▪
as specified in Section 276(7) of the SFA; or

▪
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
United Kingdom
No shares, or Pre-Funded Warrants have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares, or Pre-Funded Warrants which has been approved by the Financial Conduct Authority, except that the shares, or Pre-Funded Warrants may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares, or Pre-Funded Warrants shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares, or Pre-Funded Warrants in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares, or Pre-Funded Warrants to be offered so as to enable an investor to decide to purchase or subscribe for any shares, or Pre-Funded Warrants and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Legal Matters
Certain United States legal matters in connection with this offering will be passed upon on our behalf by Dorsey & Whitney LLP, Denver, Colorado. Certain legal matters in connection with the offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.
Experts
Plante & Moran, PLLC has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended June 30, 2021 and 2020, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Plante & Moran, PLLC.

Where You Can Find Additional Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.rezolutebio.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement is included and prior to the effectiveness of such registration statement, and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offerings under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:
▪
the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed on September 15, 2021, as amended by the Company’s Annual Report on Form 10-K/A filed on September 27, 2021;

▪
the Company’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2021, filed on November 12, 2021, and for the quarter ended December 31, 2021 filed on February 9, 2022;

▪
the Company’s Current Reports on Form 8-K filed with the SEC on August 4, 2021, October 13, 2021 and May 2, 2022; and

▪
the description of the Company’s common stock, par value $0.001 per share, as contained in Item 1 of Amendment No. 1 to the Registration Statement on Form 8-A/A filed on June 21, 2021, under the Exchange Act, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
Rezolute, Inc.
201 Redwood Shores Parkway, Suite 315
Redwood City, CA 94065
(650) 206-4507
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PROSPECTUS
$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
We may offer for sale from time to time, either separately or together in one or more offerings, our debt securities, common stock with a par value of $0.001 per share (“Common Stock”), preferred stock, warrants, rights, and units (collectively, the “securities”).
The specific terms of any securities to be offered will be contained in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in any securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.
We may offer and sell the securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “RZLT”. On December 14, 2020, the last reported sale price for our Common Stock was $19.79 per share. Each prospectus supplement to this prospectus will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus, any applicable prospectus supplement or any related free writing prospectus, and in any documents incorporated by reference herein or therein before investing in our securities.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is June 23, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that Rezolute, Inc., a Delaware corporation, which is also referred to as the “Company,” “Rezolute,” “we,” “us,” “ourselves” and “our,” has filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration procedure. Under this procedure, we may offer and sell at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.
To understand the terms of the securities offered by this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement, you should carefully read this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement, and all documents incorporated by reference herein or therein. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference was filed with the SEC. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and our financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will prepare and distribute a prospectus supplement that will describe the specific amounts, prices and terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.
The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.
A prospectus supplement will also contain, with respect to the securities being offered thereby, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.

Any underwriters, dealers or agents participating in any offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”
This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov/edgar/searchedgar/companysearch.html. Copies of our periodic and current reports and proxy statements, may also be obtained, free of charge, on our website at www.rezolutebio.com. This reference to our Internet address is for informational purposes only and the information contained on or accessible through such Internet address is not and shall not be deemed to be incorporated by reference into this prospectus.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.
INCORPORATION BY REFERENCE
In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents or information have been filed by us with the SEC and are incorporated by reference into this prospectus (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules, including disclosure furnished under Items 2.02 or 7.01 of Form 8-K):
•
Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on October 13, 2020;

•
Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on November 12, 2020;

•
Current Reports on Form 8-K filed with the SEC on October 13, 2020 and November 6, 2020; and

•
Description of our Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on November 4, 2020 including any amendment or report filed for the purpose of updating such description.

All documents and reports that we file with the SEC (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated by reference into this prospectus. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained on or accessible through any websites, including our website, is not and shall not be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
Rezolute, Inc.
201 Redwood Shores Parkway, Suite 315
Redwood City, CA 94065
(650) 206-4507
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology, including, but not limited to, “believes,” “may,” “will,” “would,” “should,” “expect,” “anticipate,” “seek,” “see,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential” and the negative of these terms or comparable terms.
Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, and in our other filings made from time to time with the SEC after the date of this prospectus.
For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.
All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

THE COMPANY
We are a clinical stage biopharmaceutical company specializing in the development of innovative drug therapies to improve the lives of patients with metabolic and orphan diseases
Recent Developments
On October 8, 2020, we filed with the Secretary of State of the State of Delaware, a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”), which was approved by our stockholders at our special meeting of stockholders held on October 23, 2019 and by our board of directors on October 7, 2020. The Certificate of Amendment effected a 1-for-50 reverse stock split of our Common Stock (the “Reverse Split”), in which every fifty (50) shares of Common Stock issued and outstanding as of October 9, 2020 were combined and converted into one (1) share of Common Stock. In connection with the Reverse Split, proportionate adjustments were made to increase the per share exercise prices and decrease the number of shares of Common Stock issuable upon exercise of stock options and warrants whereby approximately the same aggregate price is required to be paid for such securities upon exercise as had been payable immediately preceding the Reverse Split. While the Reverse Split decreased the number of outstanding shares of Common Stock, it did not change the total number of shares of Common Stock or preferred stock authorized for issuance by us, nor did it change the par value of the Common Stock or preferred stock. The first day of trading after the Reverse Stock Split was on October 13, 2020. Unless otherwise indicated, the share numbers contained herein give effect to the Reverse Split.
On October 9, 2020 we issued 2,484,853 shares of Common Stock and 820,001 Unit Warrants which resulted in net proceeds of approximately $37.5 million (referred to herein as the “Unit Financing”). On November 3, 2020, our shares of Common Stock were approved for listing on the Nasdaq Capital Market under the symbol RZLT and the initial day of trading was on November 9, 2020.
Our Pipeline
Our lead clinical asset, RZ358, is an antibody therapy in Phase 2b development as a potential treatment for congenital hyperinsulinism (“CHI”), an ultra-rare pediatric genetic disorder. In February 2020, we announced the initiation of the RZ358-606 Phase 2b study (“RIZE”) globally at multiple study centers. Prior to COVID-19, we had planned to complete the RIZE study by the middle of calendar year 2021. In March 2020, we paused the RIZE study as a result of the COVID-19 pandemic. As the COVID-19 pandemic abates in different regions, we are resuming clinical activities including trial site initiations. We believe that patient enrollment will recommence by the end of calendar year 2020. Further, if we can begin enrolling patients on this timeframe, we believe we will be able to complete the RIZE study in the second half of calendar year 2021.
In addition, in the first half of calendar year 2020, we had positive interactions with the U.S. Food and Drug Administration (“FDA”). In June 2020, we announced that FDA granted us Rare Pediatric Disease (“RPD”) designation for RZ358, which qualifies us to receive a priority review voucher upon marketing approval of the drug in CHI. Such a voucher could be redeemed to receive a priority review of a subsequent marketing application for any drug candidate in any disease indication. Further, we submitted the RIZE protocol to FDA which allows us to expand the study to clinical sites in the United States. We believe that patient enrollment may commence in the United States in the first quarter of calendar year 2021.
Our next program, RZ402, is an oral therapy, targeting diabetic macular edema (“DME”). On October 28, 2020, we submitted an IND to the FDA that will require us to make the first milestone payment of $1.0 million within 15 days after acceptance of the IND by the FDA. The FDA accepted our IND filing on December 1, 2020 and we anticipate initiation of a Phase 1 clinical trial for RZ402 prior to the end of the first quarter of calendar year 2021.
RZ358
CHI is an ultra-rare pediatric genetic disorder characterized by excessive production of insulin by the pancreas. CHI is caused by mutations in about a dozen known genes associated with pancreatic beta cells and their secretion of insulin. If untreated, it can lead to dangerously low blood sugar levels. Rezolute’s lead candidate, RZ358, is an antibody in Phase 2b development that is designed to prevent severe, persistent low blood sugar in patients with CHI.
RZ358 is an intravenously administered human monoclonal antibody that binds to a unique site on the insulin receptor found across effector cells throughout the body in the liver, fat, and muscle. This action allows RZ358 to counteract the effects of elevated insulin in the body. Its unique allosteric mechanism of action is reversible, depends on both insulin levels and blood sugar levels in a dose-dependent manner, and enables patients to achieve normal levels of insulin and glucose. Therefore, we believe that RZ358 is ideally suited as a potential therapy for conditions characterized by excessive insulin production and it is being developed to treat hyperinsulinemia and prevent low blood sugar for diseases such as CHI. As RZ358 acts downstream from the beta cells, across effector cells in the liver, fat, and muscle, it may be universally effective at treating CHI caused by any of the underlying genetic defects.
The RIZE study is a multi-center, open-label, repeat-dose Phase 2b study of RZ358 in four sequential dosing cohorts of patients with CHI who are at least two years old and have residual low blood sugar (<70 mg/dL) that is inadequately controlled on existing therapies. In addition to safety and pharmacokinetic evaluations, continuous glucose monitoring (“CGM”) and self-monitored blood glucose will be utilized to evaluate several glycemic efficacy endpoints. The primary endpoint is the time within a glucose target range of 70 – 180 mg/dL by CGM during weeks 4 and 8 of treatment compared to baseline.
RZ402
DME is a severe complication of diabetes marked by progressive vision loss and blindness. Consistently high blood sugar levels can cause diabetic retinopathy, a complication characterized by damage to the blood vessels in the eye and fluid leakage into the light-sensitive tissue known as the retina. The accumulation of fluid may lead to DME, or swelling of the macula, the part of the retina responsible for sharp, straight-ahead vision. Currently available treatments for DME involve frequent burdensome injections into the eye or invasive laser surgery.
Rezolute is developing RZ402, a small molecule plasma kallikrein inhibitor (“PKI”) for use in DME. As a once-daily oral investigational therapy, RZ402 is designed to improve compliance and treatment outcomes for patients with DME. Elevated plasma levels of the enzyme kallikrein have been associated with increased inflammation, vessel leakage and excess blood vessel growth in the eyes of patients with DME. Genetic and pharmacologic knockout of plasma kallikrein have been shown to protect against vascular endothelial growth factor (“VEGF”) induced retinal blood vessel leakage in murine models without damaging long-term effects.
RZ402 is a bioavailable small molecule inhibitor of plasma kallikrein that has shown the potential to prevent the onset of and reverse vascular leakage in a dose-dependent manner in multiple rodent models of whole body and retinal vascular leakage. Target plasma concentrations were exceeded for 24 hours following oral dosing of RZ402 in monkeys and dogs, supporting the potential for once daily dosing in humans. Rezolute has completed a pre-IND meeting with the FDA and the IND-enabling toxicology studies in preparation for filing an IND.
Competition
We face competition from pharmaceutical and biotechnology companies, academic institutions, governmental agencies, and private research organizations in recruiting and retaining highly qualified scientific personnel and consultants and in the development and acquisition of technologies.
There are a handful of companies developing therapies for CHI that are potential competitors to RZ358. Zealand Pharma is one such company.
There are a handful of companies developing oral therapies for diabetic macular edema that are potential competitors to the plasma kallikrein inhibitor therapy, KalVista Pharmaceuticals being one such company.

Government Regulation
Regulation by governmental authorities in the U.S. and other countries is a significant factor in the development, manufacture and marketing of pharmaceutical products. All of our potential products will require regulatory approval by governmental agencies prior to commercialization. In particular, pharmaceutical therapies are subject to rigorous preclinical testing and clinical trials and other pre-market approval requirements by the FDA and regulatory authorities in foreign countries. Various federal, state and foreign statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of such products.
We are also subject to various federal, state, and local laws, regulations and recommendations relating to safe working conditions; laboratory and manufacturing practices; the experimental use of animals; and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research, development and manufacturing.
Employees
As of December 14, 2020, we had 21 full-time employees, all of whom have experience with pharmaceutical, biotechnology or medical product companies. None of our employees or contractors are covered by collective bargaining agreements.
Corporate Information
We were incorporated in Delaware in 2010. We maintain executive offices located at 201 Redwood Shores Parkway, Suite 315, Redwood City, CA 94065 and our phone number is (650) 206-4507. Our website is located at www.rezolutebio.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into this document.

RISK FACTORS
Investing in shares of our Common Stock involves significant risks. Please see the risk factor below and the additional risk factors set forth under the heading “Risk Factors” in Item 1A. of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2020, and in Part II, Item 1A. of our most recent Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, each of which are on file with the SEC and are incorporated by reference in this prospectus. These risks may be revised or supplemented in future filings of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, which are also incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.
Risks Related to Our Governing Documents
Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders, including claims under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Delaware. The Court of Chancery may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition. Notwithstanding the foregoing, the exclusive provision shall not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or the respective rules and regulations promulgated thereunder.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities described in this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to a future prospectus supplement that will describe the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless otherwise mentioned or unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture will not limit the amount of debt securities that we may issue. It will provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets that may be contained in the indenture, the terms of the indenture will not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•
the title of the series of debt securities;

•
any limit upon the aggregate principal amount that may be issued;

•
the maturity date or dates;

•
the form of the debt securities of the series;

•
the applicability of any guarantees;

•
whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•
whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•
our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•
the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•
if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•
additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•
additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•
additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•
additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•
the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•
whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•
any restrictions on transfer, sale or assignment of the debt securities of the series; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•
if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•
the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•
the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•
such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•
to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•
to comply with the provisions described above under “Description of Debt Securities —  Consolidation, Merger or Sale;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•
to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•
to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•
to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•
extending the fixed maturity of any debt securities of any series;

•
reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•
reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
The indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•
provide for payment;

•
register the transfer or exchange of debt securities of the series;

•
replace stolen, lost or mutilated debt securities of the series;

•
pay principal of and premium and interest on any debt securities of the series;

•
maintain paying agencies;

•
hold monies for payment in trust;

•
recover excess money held by the trustee;

•
compensate and indemnify the trustee; and

•
appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, and interest on, the debt securities of the series on the dates payments are due.

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series will be able to exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF CAPITAL STOCK
General
This prospectus describes the general terms of our capital stock. For a more detailed description of our capital stock, you should read the applicable provisions of the Delaware General Corporation Law, or DGCL, and our charter and bylaws.
Common Stock
Our certificate of incorporation provides authority for us to issue up to 500,000,000 shares of Common Stock, par value $0.001 per share. As of December 14, 2020, there were 8,352,277 shares of our Common Stock outstanding. Under Delaware law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders. Our outstanding shares of Common Stock are, and any shares offered by this prospectus will be, when issued and paid for, fully paid and nonassessable.
Holders of our Common Stock are entitled to one vote per share on all matters submitted to our stockholders for a vote. There are no cumulative voting rights in the election of directors. Our shares of Common Stock are entitled to receive such dividends as may be declared and paid by our Board of Directors out of funds legally available therefor and to share ratably in the net assets, if any, of Rezolute upon liquidation. Our stockholders have no preemptive rights to purchase any shares of our capital stock. Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. Notwithstanding this exclusive forum provision, the exclusive forum provision shall not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or the respective rules and regulations promulgated thereunder.
Preferred Stock
Our certificate of incorporation provides authority for us to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors is authorized, without further stockholder action, to establish various series of preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. As of December 14, 2020, there are no issued and outstanding shares of preferred stock and our Board of Directors has not designated any series of preferred stock for future issuance.
The rights of the holders of our Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the Common Stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on Common Stock.
A prospectus supplement, relating to any offered class or series of preferred stock, will specify the following terms of such class or series, as applicable:
•
the designation of such class or series of our $0.001 par value preferred stock;

•
the number of shares of such class or series of preferred stock offered, the liquidation preference per share and the offering price of such class or series of preferred stock;

•
the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such class or series of preferred stock;

•
whether dividends on such class or series of preferred stock are cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate;

•
the provision for a sinking fund, if any, for such class or series of preferred stock;

•
the provision for redemption, if applicable, of such class or series of preferred stock;

•
any listing of such class or series of preferred stock on any securities exchange;

•
the preemptive rights, if any, of such class or series of preferred stock;

•
the terms and conditions, if applicable, upon which shares such class or series of preferred stock will be convertible into shares of our Common Stock or shares of any other class or series of our stock or other securities, including the conversion price (or manner of calculation thereof);

•
a discussion of any additional material federal income tax consequences applicable to an investment in such class or series of preferred stock;

•
the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company;

•
any limitations on issuance of any class or series of stock ranking senior to or on parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company;

•
any voting rights of such class or series of preferred stock; and

•
any other specific terms, preferences, rights, limitations or restrictions of such class or series of preferred stock.

Transfer Agent and Registrar
The transfer agent of our Common Stock is Issuer Direct Corporation. Their address is One Glenwood Avenue, Suite 1001, Raleigh, NC 27306.

DESCRIPTION OF OTHER SECURITIES
Warrants
We may issue warrants to purchase certain of the securities described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. Additional information regarding any warrants we may offer, and the related warrant agreement will be set forth in the applicable prospectus supplement.
As of December 14, 2020, we had certain warrants issued in our October 9, 2020 Unit Financing (the “Unit Warrants”) to purchase 820,001 shares of Common Stock with an exercise price of $19.50 per share that were outstanding. In addition, as of December 14, 2020, other warrants to purchase an aggregate of 618,307 shares at a weighted-average exercise price of $57.46 per share were outstanding. All of our outstanding warrants are currently exercisable, except to the extent that certain of the Unit Warrants are subject to a blocker provision, which restricts the exercise of a warrant if, as a result of such exercise, the warrant holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the warrant holder’s for purposes of Section 13(d) of the Exchange Act, would beneficially own in excess of 4.99%, 9.99%, or 14.99% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of such warrant. All of our outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits or similar transactions. In addition, the Unit Warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances.
Rights
We may issue rights to purchase our Common Stock, preferred stock, or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our shareholders on the record date that we set for receiving rights in the rights offering.
The particular terms and provisions of the rights offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such rights. This description will include, where applicable:
•
the title of the rights;

•
the securities for which the rights are exercisable;

•
the exercise price for the rights;

•
the date of determining the security holders entitled to the rights distribution;

•
the number of the rights issued to each security holder;

•
the extent to which the rights are transferable;

•
if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;

•
the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);

•
the conditions to completion of the rights offering;

•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

•
the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•
any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the right.

Units
We may issue units comprised of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date.
The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable:
•
the designation and aggregate number of units offered;

•
the price at which the units will be offered;

•
the currency or currencies in which the units are denominated;

•
the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
the number of securities that may be purchased upon exercise of each unit and the price at which the currency or currencies in which that amount of securities may be purchased upon exercise of each unit;

•
any provisions for the issuance, payment, settlement, transfer, adjustment or exchange of the units or of the securities comprising the units; and

•
any other material terms of the units.

We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such units.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers, or through any combination of these methods. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
We may issue securities to other companies or their security holders to acquire those companies or equity interests in those companies, or to acquire assets of those companies, through mergers or consolidations with us or any of our subsidiaries, or through the exchange of our securities for securities of the other companies, or through the exchange of assets of other companies for our securities, or through similar transactions. We may also issue securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of any underwriters or dealers, if any;

•
the purchase price of the securities and the proceeds we will receive from the sale;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
By Underwriters
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
By Dealers
If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
By Agents
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
By Direct Sales
We may also directly sell securities offered by this prospectus. In this case, no underwriters or agents would be involved. We will describe the terms of those sales in the applicable prospectus supplement.
Electronic Auctions
We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of the securities, you will want to pay particular attention to the description of that system we will provide in an applicable prospectus supplement.
The electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.
Upon completion of the electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We may authorize agents, dealers or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
Some or all of the securities we offer, other than shares of Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties in such sale transactions will be identified in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.
Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in our Common Stock, preferred stock, warrants, units and debt securities, as applicable, on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.
Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation. We will describe the terms of such arrangements in the applicable prospectus supplement.

LEGAL MATTERS
Certain legal matters in connection with the offered securities will be passed upon for us by Dorsey & Whitney LLP, Denver, Colorado. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.
EXPERTS
Plante & Moran, PLLC has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended June 30, 2020 and 2019, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Plante & Moran, PLLC’s report, given their authority as experts in accounting and auditing

18,026,315 Shares of Common Stock
Class A Warrants to Purchase up
to 1,973,684 Shares of Common Stock
10,947,371 Class B Warrants

PROSPECTUS SUPPLEMENT

Lead Bookrunning Manager
Jefferies
Passive Bookrunner
Cantor
Co-Lead Managers
Canaccord Genuity JMP Securities, A Citizens Company
Co-Manager
H.C. Wainwright & Co.
The date of this prospectus supplement is May 2, 2022